UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2016

Cerecor Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37590	45-0705648
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 E. Pratt Street Suite 606 Baltimore, Maryland	21202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (410) 522-8707

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.Regulation FD Disclosure.

On September 6, 2016, Cerecor Inc. (the “Company”) issued a press release, further described in Item 8.01 below, in connection with the completion of patient enrollment of its Phase 2 clinical trial with CERC-501 for smoking cessation. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01.Other Events.

Completion of Patient Enrollment of Phase 2 Clinical Trial with CERC-501 for Smoking Cessation

On September 6, 2016, the Company announced the completion of patient enrollment in its Phase 2 clinical trial with CERC-501, “A Randomized, Double-Blind, Placebo-Controlled, Cross-over Design Study of CERC-501 in a Human Laboratory Model of Smoking Behavior.” The Company expects to report top-line data from this trial in December 2016. The primary objective of the study is to evaluate the effect of CERC-501 compared to placebo on symptoms of tobacco withdrawal and smoking behaviors.

Item 9.01.Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release, dated September 6, 2016, entitled “Cerecor Announces Last Patient Enrolled in Phase 2 Clinical Trial with CERC-501 for Smoking Cessation.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cerecor Inc.

By:	/s/ Mariam Morris
Mariam Morris
Chief Financial Officer

Date:   September 6, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated September 6, 2016, entitled “Cerecor Announces Last Patient Enrolled in Phase 2 Clinical Trial with CERC-501 for Smoking Cessation.”